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                                                                   EXHIBIT 4.120

PREPARED BY AND
WHEN RECORDED MAIL TO

                                                                  CONFORMED COPY

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166-0153
Attention: Dawn Goldberg, Esq.

                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE

                                                            DALLAS COUNTY, TEXAS

                               ASSIGNMENT OF RENTS

         THIS ASSIGNMENT OF RENTS (this "Assignment"), entered into as of the 15th day of May, 2003 but effective as of the 19th day of May, 2003, by MARCONI COMMUNICATIONS, INC., a Delaware corporation ("Assignor"), having an address at c/o Marconi Corporation plc, One Bruton Street, London W1J 6AQ United Kingdom, to THE LAW DEBENTURE TRUST CORPORATION p.l.c., a public limited company organized under the laws of England and Wales, as Security Trustee for the Secured Creditors (together with any co-trustee, co-agent or other entity that may be appointed after the date hereof pursuant to clause 16 of the Intercreditor Agreement (as defined below)) ("Assignee") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Assignee; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B Schedule 2 thereto as Intra-Group Borrowers and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified, restated or supplemented from time to time, the "Intercreditor Agreement"), having an address at Fifth Floor, 100 Wood Street, London EC2V 7EX United Kingdom. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

         WHEREAS, the Assignor has executed and delivered in favor of the Assignee as Security Trustee a Deed of Trust, Assignment of Leases, Security Agreement, Financing Statement and Fixture Filing (together with all amendments, modifications, restatements and supplements, hereinafter called the "Instrument") of even date herewith covering certain real estate located in Dallas County, State of Texas, and more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all buildings, improvements and other property more particularly described in the Instrument, and all fixtures, furnishings, machinery, equipment and other tangible property owned by the Assignor and located on or used in connection with such real property (all of which real and personal properties are herein called the "Property") as security for the Guarantees (as defined in the Instrument) and the due and punctual payment and performance of the Secured Obligations (as defined in the Instrument); and

         WHEREAS, the Assignee has required that the Assignor absolutely assign to the Assignee all of Assignor's right, title and interest in, to and under any and all rents, earnings, income, issues, profits, revenues, royalties, bonuses, rights and benefits due, including all rents, revenues, bonus money, royalties, rights and benefits accruing to Assignor under all present and future oil, gas and mineral leases or any portion of the Property, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as downpayment for purchase of all or any part of the Property) (collectively, the "Rents") under any and all present and future leases, contracts or other agreements relating to the ownership of the Property or to the occupancy of all or any portion of the Property (as amended or supplemented from time to time, hereinafter collectively referred to as the "Leases"), and the Assignor desires and intends by this instrument to assign to the Assignee all of the Assignor's right, title and interest in and to the Rents.

         NOW THEREFORE, the Assignor agrees as follows:

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         1.       The Assignor does hereby absolutely and unconditionally grant, transfer, bargain, sell, assign, convey and set over unto the Assignee, its successors and assigns, (i) all of the right, title and interest of the Assignor in and to the Rents from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and (ii) all immediate and continuing rights, powers, privileges, and other benefits of the Assignor as lessor under the Leases, to receive and collect all Rents (including, without limitation, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases), or pursuant to any of the provisions thereof, and to perform, but without obligation thereto, all other necessary or appropriate acts with respect to such Rents as agent and attorney-in-fact for the Assignor, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which the Assignor is or may become entitled to do under any such Lease in connection with the Rents (collectively, the "Landlord's Rights"). The Assignor intends that this Assignment constitute a present, absolute assignment of the Rents and Landlord's Rights. Notwithstanding the provisions of this paragraph 1, so long as no Trigger Event (as defined below) shall have occurred, the Assignor shall have a license (revocable upon a Trigger Event) to collect, use and enjoy the Rents, under and by virtue of any Lease or any guaranty thereof and exercise all of the Landlord's Rights, provided, until a Trigger Event occurs, any such amounts collected by the Assignor shall be held by the Assignor in trust for the benefit of the Assignee and Assignor for application as permitted under the Intercreditor Agreement. For purposes of this Assignment, a "Trigger Event" shall mean (i) an Enforcement Event or (ii) a "Material Default" which for purposes of this Assignment shall mean any event that is (A) an Insolvency Event which is also an Event of Default or (B) the occurrence and continuance of any Event of Default that the Instructing Trustee notifies and instructs the Assignee to act in response to pursuant to the Intercreditor Agreement.

         2. This Assignment is made and given and shall remain in full force and effect until the satisfaction of all of the conditions set forth in
Section 5.3 of the Intercreditor Agreement.

         3. The Assignor hereby consents to and irrevocably authorizes and directs the tenants under the Leases and any successor to the interest of any of said tenants, upon demand and notice from the Assignee of the existence of a Trigger Event and the Assignee's right to receive the Rents, to pay to the Assignee the Rents, and said tenants shall have the right to rely upon such demand and notice from the Assignee and shall pay such Rents to the Assignee without any obligation or right to determine the actual existence of any Trigger Event claimed by the Assignee as the basis for the Assignee's right to receive such rents and other amounts and notwithstanding any notice from or claim of the Assignor to the contrary, and the Assignor shall have no right to claim against said tenants for any such rents and other amounts so paid by said tenants to the Assignee.

         4. Upon the occurrence of a Trigger Event, the right and license granted to the Assignor in paragraph 1 above shall be automatically revoked and the Assignee, at its option, shall have the complete right, power and authority
(i) without taking possession, to demand, collect and receive and sue for the Rents payable under the Leases and, after deducting all costs and expenses of collection (including, without limitation, reasonable attorneys' fees) as determined by the Assignee, apply the net proceeds thereof to the payment of the Secured Obligations, in such manner and priority as the Assignee shall determine; (ii) with or without process of law, personally or by agent or attorney, or by a receiver to be appointed by court, then and thereafter to enter upon, take and maintain possession of and operate the Property, or any part thereof, to the extent necessary to maintain and collect the Rents; in each instance subject to the terms and provisions of the Intercreditor Agreement; and
(iii) to exercise any and all rights and remedies provided under this Assignment. In addition, to the extent Assignor collects Rents in connection with the Property upon and during the continuance of a Trigger Event, then all such Rents collected by Assignor shall be held by the Assignor in trust for the benefit of the Assignee and Assignor for application as permitted under the Intercreditor Agreement.

         5. After payment of all proper charges and expenses, including the just and reasonable compensation for the services of the Assignee, its Delegates, attorneys, agents, clerks, servants and others employed by the Assignee in connection with its possession of the Property after a Trigger Event as provided for herein, and such further sums as may be sufficient to indemnify the Assignee from and against any liability, loss or damage on account of any matter or thing done in good faith in pursuance of the rights and powers of the Assignee hereunder, the Assignee shall credit the net amount of income which the Assignee may receive by virtue of this Assignment and from the Property to any and all amounts due or owing to the Assignee under the terms and provisions of the

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Instrument, Intercreditor Agreement and the other Relevant Documents. The balance of such net income shall be released to or upon the order of the Assignor. The manner of the application of such net income and the item or items which shall be credited shall be within the sole discretion of the Assignee, subject to the terms and provisions of the Intercreditor Agreement.

         6. The acceptance by the Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall neither be deemed or construed to constitute the Assignee a mortgagee in possession nor at any time or in any event to impose any obligation whatsoever upon the Assignee to appear in or defend any action or proceeding relating to the Rents, Leases or the Property, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to the Assignor by any tenant and not assigned and delivered to the Assignee, or render the Assignee liable in any way for any injury or damage to person or property sustained by any person or entity in, on, or about the Property.

         7. The Assignor agrees that the collection of Rents and the application thereof as aforesaid or the entry upon and taking of possession of the Property, or any part thereof, by the Assignee shall not cure or waive any default, or waive, modify or affect any notice of any Trigger Event, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Assignee, once exercised, shall continue for so long as the Assignee shall elect. If the Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

         8. The rights and remedies of the Assignee hereunder are cumulative and not in lieu of, but are in addition to, any rights or remedies which the Assignee shall have under any of the Relevant Documents, or at law or in equity, which rights and remedies may be exercised by the Assignee either prior to, simultaneously with, or subsequent to, any action taken hereunder. The rights and remedies of the Assignee may be exercised from time to time and as often as such exercise is deemed expedient, and the failure of the Assignee to avail itself of any of the terms, provisions and conditions of this Assignment for any period of time, at any time or times, shall not be construed or deemed to be a waiver of any rights under the terms hereof.

         9. The right of the Assignee to collect and receive the Rents assigned hereunder or to take possession of the Property, or to exercise any of the rights or powers herein granted to the Assignee shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit to foreclose the lien created under any of the Relevant Documents which cover the Property, including any period allowed by law for the redemption of the Property after any foreclosure sale.

         10. Assignor hereby indemnifies Assignee or any person designated by it and keep Assignee or such person designated by it indemnified against any and all costs, claims and liabilities which it may incur as a result of anything done by it in the proper exercise of any of the powers conferred, or purported to be conferred, thereon by this Assignment unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of Assignee or such person designated by it.

         11. In addition to the above, upon the occurrence of a Trigger Event, the Assignor expressly consents to the appointment of a receiver for the Property either by the Assignee or a court of competent jurisdiction, to take all acts in connection with the Property permitted by law or in equity with respect to the collection of the Rents and to deduct from any and all Rents received from the Leases a reasonable fee, not to exceed the statutory amount in the county wherein the Property is located, to compensate such receiver for its actions.

         12. Wherever this Assignment requires notice to the Assignor or Assignee, such notice shall be given to the addresses and in the manner specified in the Intercreditor Agreement, and shall be deemed effective as specified in the Intercreditor Agreement.

         13. All representations, warranties, covenants, powers and rights herein contained shall be binding upon, and inure to the benefit of, the Assignor and the Assignee and their respective successors and assigns.

         14. This Assignment may be executed, acknowledged and delivered in any number of counterparts and each such counterpart shall constitute an original, but together such counterparts shall constitute only one instrument.

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         15.      If any one or more of the provisions of this Assignment, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Assignment and all other applications of any such provision shall not be affected thereby.

         16. Upon a sale, conveyance, transfer or exchange of all or a part of the Property, the term "Assignor" as used herein shall include the transferee or grantee in such transaction. The preceding sentence shall not be deemed to permit any sale, conveyance, transfer or exchange that is prohibited or restricted by the terms of any Relevant Document.

         17. The laws of the jurisdiction in which the Property is located shall govern this Assignment, without regard to the conflict of laws principles of such jurisdiction.

         18. If there is any conflict between the terms of this Assignment and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control and the exercise of any right or remedy by Assignee under this Assignment shall be done in accordance with and is subject to the terms and provisions of the Intercreditor Agreement.

         19. THE ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE ASSIGNOR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS ASSIGNMENT, ANY OTHER FUNDAMENTAL DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE ASSIGNOR HEREBY IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ASSIGNMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

         20. To the extent permitted by the Intercreditor Agreement, Assignee shall have the right to assign, in whole or in part, this Assignment and all of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Secured Obligations.

         21. Assignee is authorized to take all such action as is provided to be taken by it as Assignee hereunder and all such other action incidental thereto, subject to the terms and provisions of the Intercreditor Agreement. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Rents), Assignee shall, in addition, act or refrain from acting in accordance with the terms and provisions of the Intercreditor Agreement. Assignee shall not be responsible for the existence, genuineness or value of any of the Rents or for the validity, perfection, priority or enforceability of the lien of this Assignment on any of the Rents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Assignee shall have the right, but shall have no duty, to ascertain or inquire as to the performance or observance of any of the terms of this Assignment by Assignor.

         22. Assignee may, at any time, delegate by power of attorney or otherwise to any person(s) or entity(ies) the ability to exercise any or all of the rights, powers and discretions vested in it by this Assignment or appoint any person or entity to act as additional Assignee or as co-trustee for the purpose of this Assignment, in accordance with and subject to the terms of Clause 16 of the Intercreditor Agreement.

         23. In the event that Assignee acts as Assignor's attorney in fact or otherwise as its agent as provided for under this Assignment, Assignor shall ratify and confirm all things done and all documents executed by Assignee in the exercise or purported exercise of all or any of such powers or acts.

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                  IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the date first above written.

                                            ASSIGNOR:

         ATTEST:

                                            MARCONI COMMUNICATIONS, INC.

         By: ___________________________    By: ___________________________
             Name: GLENN R HACKER               Name:  PATRICIA A. HOFFMAN
                                                Title: AUTHORIZED SIGNATORY
                  ASSISTANT SECRETARY

STATE OF ILLINOIS)
                   :
DU PAGE COUNTY    )

                  I, TERESA M. DARZINS, a Notary Public for said County and State, hereby certify that Patricia A. Hoffman personally appeared before me this day and acknowledged that she is an Authorized Signatory of MARCONI COMMUNICATIONS, INC., a Delaware corporation, and that, by authority duly given and as an act of the corporation, the foregoing instrument was signed by its Authorized Signatory, and attested by him as its Assistant Secretary.

                  Witness my hand and official seal, this 15TH day of May, 2003.

                                                          TERESA M. DARZINS
                                                          Notary Public

My commission expires: 15/ 19/ 03
[Notarial Seal/Stamp]
(OFFICIAL SEAL TERESA M. DARZINS)

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                                    EXHIBIT A

                              Intersection of Freeport Parkway and Sterling Road
                                                                    Irving Texas
                                                            Dallas County, Texas

                        Legal Description of the Premises

Being Lot 4R2, in Block A, of DFW FREEPORT ADDITION, an Addition to the City of Irving, Texas, according to the Map thereof recorded in Volume 2000229, Page 506, of the Map Records of Dallas County, Texas.